SUBITEM 77 C  Submission
 of matters to a vote
of security holders

FEDERATED PREMIER
MUNICIPAL INCOME FUND
An Annual Meeting of
 Fund shareholders
Common Shares and
Preferred Shares was
 held on September
21 2007 On July 11
2007
the record date for
 shareholders voting
 at the meeting there
were 6130037 total
 outstanding shares
The following item
was considered
by shareholders and
the results of their
 voting are listed
below Unless otherwise
 noted each matter was approved
Election of four Class I Trustees
  Common Shares and Preferred
Shares
1 John F Donahue
For





Withheld
Authority
to Vote
5788079

85947

2 Thomas G Bigley
For





Withheld
Authority
to Vote
5789132

84894

3 John T Conroy Jr
For





Withheld
Authority
to Vote
5788813

85213

4 Thomas M ONeill
For





Withheld
Authority
to Vote
5792120

81906

An Annual Meeting
 of Fund shareholders
 Preferred Shares was
 held on September
21 2007 On July 11 2007
 the record date for
shareholders voting
 at the meeting there
 were 2147 total
outstanding shares
The following item
 was considered by
shareholders and
the results of their
 voting are listed
below Unless otherwise
 noted each matter was
 approved
Election of Two Trustees
  Preferred Shares only
1 Peter E Madden
For





Withheld
Authority
to Vote
1801

9

2 John S Walsh
For





Withheld
Authority
to Vote
1801

9

The following Trustees
of the Fund continued
their terms as Trustees
 of the Fund  J Christopher
 Donahue Lawrence D Ellis
 MD  Nicholas P Constantak
is
John F Cunningham Charles
F Mansfield Jr John E Murray
 Jr JD SJD Marjorie P
 Smuts and James F Will


The Definitive Proxy
Statement for this Annual
Meeting was filed with
the Securities
and Exchange Commission
on July 24 2007 and is
 incorporated by reference
File No
81121235